Exhibit 99.1

Williams-Sonoma, Inc. announces strong fourth quarter and fiscal year 2018 results

Q4 net revenue growth of 9.3%, with comparable brand revenue growth of 2.4%

Q4 GAAP diluted EPS of $1.93; Q4 Non-GAAP diluted EPS of $2.10, above high-end of guidance range

Quarterly dividend increase of 11.6%; additional stock repurchase authorization of $500 million

San Francisco, CA, March 20, 2019 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the fourth fiscal quarter (“Q4 18”) and fiscal year 2018 (“FY 18”) ended February 3, 2019 versus the fourth fiscal quarter (“Q4 17”) and fiscal year 2017 (“FY 17”) ended January 28, 2018.

Laura Alber, President and Chief Executive Officer, commented, “2018 was a strong year for our business. We outperformed revenue and EPS expectations while making important investments in our business that set us up for accelerated long-term growth. We want to thank our talented and hard-working associates, and our customers for making this all possible. For 2019 and beyond, our goal is to maximize growth and maintain high profitability, and we have several substantial growth engines that we will be aggressively prioritizing, including West Elm, our newly-launched Business to Business offering, our emerging brands - Williams Sonoma Home, Rejuvenation and Mark and Graham - as well as growth in our largest brand Pottery Barn and our namesake brand Williams Sonoma. In addition to our brands, we have a number of cross-brand initiatives, including The Key, which we believe will also be significant drivers of our future growth.”

Alber continued, “We will also continue to improve the customer experience through technology innovation and supply chain optimization. We believe this is our oxygen for growth. We have built over time a vertically-integrated supply chain and a highly unique platform to launch and scale new brands and businesses. These are unparalleled advantages, which will enable us to deliver mid-to-high single digit revenue and margin stability for the long-term.”

FOURTH QUARTER 2018

•	Net revenue growth of 9.3% to $1.8 billion
•	Comparable brand revenue growth of 2.4%, including double-digit comp growth for West Elm
•	E-commerce net revenue growth accelerates to 14.3% (non-GAAP of 14.2%) and 54.6% of total company net revenues (See Exhibit 1)
•	GAAP diluted EPS of $1.93; non-GAAP diluted EPS outperforms at $2.10, a 25% increase compared to Q4 17 (See Exhibit 1)

FISCAL YEAR 2018

•	Net revenue growth of 7.2% (non-GAAP of 7.1%) to $5.7 billion (See Exhibit 1)
•	Comparable brand revenue growth accelerates 50bps over last year to 3.7% with positive comparable revenue growth in all brands, including a 150bps acceleration in the Pottery Barn brands
•	E-commerce net revenue growth accelerates to 10.9% (non-GAAP of 10.8%) to $3.1 billion, or a record 54.3% of total company net revenues (See Exhibit 1)
•	GAAP diluted EPS of $4.05; non-GAAP diluted EPS growth accelerates to 23.5% at $4.46, significantly above the high-end of the previously-raised guidance range (See Exhibit 1)
•	Merchandise inventories growth of 6.0%, significantly below net revenue growth
•	Robust operating cash flow of $586 million
•	Cash returned to shareholders increases 32% to $436 million with $295 million in share repurchases and $140 million in dividends
•	Above industry average ROIC of 18.6%, an increase of 270bps vs. FY17 (See Exhibit 1)

These results include a 53rd week, which added approximately $85 million in net revenues and $0.10 per diluted share to the fourth quarter and the year. These results also include the adoption of ASU No. 2014-09, which pertains to revenue recognition (see Exhibit 2).

GUIDANCE

We are implementing a change to our guidance practice beginning in fiscal 2019. We are only providing annual guidance, which we will update on a quarterly basis, as needed. We believe this approach is better aligned with the long-term view we take in managing the business and our focus on long-term shareholder value creation.

Fiscal Year 2019*

•	Total Net Revenues: $5.670 billion – $5.840 billion
•	Comparable Brand Revenue Growth: 2% – 5%
•	Non-GAAP Operating Margin: In-line with FY 18
•	Non-GAAP Diluted EPS: $4.50 – $4.70
•	Non-GAAP Income Tax Rate: 23% – 24%
•	Depreciation and Amortization: $185 million - $195 million
•	Net 30 store closures for a total store count of 595 by the end of FY19
•	Capital Spending: $200 million – $220 million
•	Return to Shareholders: quarterly cash dividend of $0.48 per share and incremental share buybacks under our multi-year share repurchase authorization of approximately $710 million.

As announced in a separate release today, our Board of Directors authorized a $0.05, or 11.6% increase, in our quarterly cash dividend to $0.48, and increased the amount available for repurchases under our existing stock repurchase program by an additional $500 million. Currently, there is approximately $210 million remaining under our existing stock repurchase program.

Long-Term Financial Targets*

•	Total Net Revenues growth of mid to high single digits
•	Non-GAAP Operating Income growth inline with revenue growth, driving Operating Margin stability
•	Above-industry average ROIC

*We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 20, 2019, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

CONTACT INFORMATION

Julie Whalen EVP, Chief Financial Officer – (415) 616 8524

Elise Wang VP, Investor Relations – (415) 616 8571

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to continue to improve performance and increase our competitive advantage; our focus on operational excellence; our ability to improve customers’ experience; our optimism about the future; our ability to drive long-term profitable growth; our future financial guidance, including FY 2019 guidance; long-term financial guidance; our stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q4 18 and as audited year-end financial statements are finalized; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of recently enacted and potential future tariffs and our ability to mitigate impacts; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2018 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing distinct merchandise strategies – Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico and South Korea, as well as e-commerce websites in certain locations. In 2017, we acquired Outward, Inc., a 3-D imaging and augmented reality platform for the home furnishings and décor industry.

Condensed Consolidated Statements of Earnings (unaudited)

	Fourteen Weeks Ended		Thirteen Weeks Ended
	February 3, 2019		January 28, 2018
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$1,002,226	54.6%	$877,109	52.2%
Retail net revenues	834,210	45.4	802,801	47.8

Net revenues	1,836,436	100	1,679,910	100
Cost of goods sold	1,126,513	61.3	1,033,737	61.5

Gross profit	709,923	38.7	646,173	38.5
Selling, general and administrative expenses	509,070	27.7	447,233	26.6

Operating income	200,853	10.9	198,940	11.8
Interest expense, net	1,633	0.1	398	—

Earnings before income taxes	199,220	10.8	198,542	11.8
Income taxes	43,882	2.4	102,782	6.1

Net earnings	$155,338	8.5%	$95,760	5.7%

Earnings per share (EPS):
Basic	$1.95		$1.14
Diluted	$1.93		$1.13
Shares used in calculation of EPS:
Basic	79,610		84,037
Diluted	80,681		84,728

4th Quarter Comparable Brand Revenue Growth (Decline) by Concept*
	Q4 18		Q4 17
Pottery Barn	(0.4%	)	4.1%
West Elm	11.1%		12.3%
Williams Sonoma	0.1%		4.3%
Pottery Barn Kids and Teen	1.6%		1.4%
Total	2.4%		5.4%
*	See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 14-week to 14-week basis for Q4 2018, and on a 13-week to 13-week basis for Q4 2017.

Condensed Consolidated Statements of Earnings (unaudited)

	Fifty-Three Weeks Ended		Fifty-Two Weeks Ended
	February 3, 2019		January 28, 2018
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$3,082,064	54.3%	$2,778,457	52.5%
Retail net revenues	2,589,529	45.7	2,513,902	47.5

Net revenues	5,671,593	100	5,292,359	100
Cost of goods sold	3,570,580	63.0	3,360,648	63.5

Gross profit	2,101,013	37.0	1,931,711	36.5
Selling, general and administrative expenses	1,665,060	29.4	1,477,900	27.9

Operating income	435,953	7.7	453,811	8.6
Interest expense, net	6,706	0.1	1,372	—

Earnings before income taxes	429,247	7.6	452,439	8.5
Income taxes	95,563	1.7	192,894	3.6

Net earnings	$333,684	5.9%	$259,545	4.9%

Earnings per share (EPS):
Basic	$4.10		$3.03
Diluted	$4.05		$3.02
Shares used in calculation of EPS:
Basic	81,420		85,592
Diluted	82,340		86,080

Fiscal Year Net Revenues and Comparable Brand Revenue Growth (Decline) by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth (Decline)
	FY 18	FY 17	FY 18	FY 17
Pottery Barn	$2,177	$2,066	1.2%	1.0%
West Elm	1,293	1,114	9.5%	10.2%
Williams Sonoma	1,056	1,022	1.7%	3.2%
Pottery Barn Kids and Teen	896	861	2.8%	(1.7%)
Other	250	229	N/A	N/A
Total	$5,672	$5,292	3.7%	3.2%

*

See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 53-week to 53-week basis for fiscal 2018, and on a 52-week to 52-week basis for fiscal 2017.

Condensed Consolidated Balance Sheets

(unaudited)

In thousands, except per share amounts	Feb. 3, 2019	Jan. 28, 2018
Assets
Current assets
Cash and cash equivalents	$338,954	$390,136
Accounts receivable, net	107,102	90,119
Merchandise inventories, net	1,124,992	1,061,593
Prepaid catalog expenses	—	20,517
Prepaid expenses	101,356	62,204
Other current assets	21,939	11,876

Total current assets	1,694,343	1,636,445

Property and equipment, net	929,635	932,283
Deferred income taxes, net	44,055	67,306
Goodwill	85,382	18,838
Other long-term assets, net	59,429	130,877

Total assets	$2,812,844	$2,785,749

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$526,702	$457,144
Accrued expenses	163,559	134,207
Gift card and other deferred revenue	290,445	300,607
Income taxes payable	21,461	56,783
Other current liabilities	72,645	59,082

Total current liabilities	1,074,812	1,007,823

Deferred rent and lease incentives	201,374	202,134
Long-term debt	299,620	299,422
Other long-term liabilities	81,324	72,804

Total liabilities	1,657,130	1,582,183

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	—	—
Common stock: $.01 par value; 253,125 shares authorized; 78,813 and 83,726 shares issued and outstanding at February 3, 2019 and January 28, 2018, respectively	789	837
Additional paid-in capital	581,900	562,814
Retained earnings	584,333	647,422
Accumulated other comprehensive loss	(11,073)	(6,782)
Treasury stock – at cost	(235)	(725)

Total stockholders’ equity	1,155,714	1,203,566

Total liabilities and stockholders’ equity	$2,812,844	$2,785,749

Retail Store Data

(unaudited)

	October 28, 2018	Openings	Closings	February 3, 2019	January 28, 2018
Williams Sonoma	226	2	(8)	220	228
Pottery Barn	205	3	(3)	205	203
West Elm	112	1	(1)	112	106
Pottery Barn Kids	82	—	(4)	78	86
Rejuvenation	8	2	—	10	8
Total	633	8	(16)	625	631

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Fiscal 2018 (Fifty-Three Weeks)	Fiscal 2017 (Fifty-Two Weeks)
In thousands
Cash flows from operating activities:
Net earnings	$333,684	$259,545
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	188,808	183,077
Loss on disposal/impairment of assets	10,209	1,889
Amortization of deferred lease incentives	(26,199)	(25,372)
Deferred income taxes	23,639	63,381
Stock-based compensation expense	59,802	42,988
Other	(579)	(135)
Changes in:
Accounts receivable	(15,329)	149
Merchandise inventories	(70,331)	(80,235)
Prepaid catalog expenses	—	(1,019)
Prepaid expenses and other assets	(54,691)	(15,475)
Accounts payable	62,377	2,549
Accrued expenses and other liabilities	45,976	9,597
Gift card and other deferred revenue	38,899	(3,002)
Deferred rent and lease incentives	24,929	28,226
Income taxes payable	(35,208)	33,541

Net cash provided by operating activities	585,986	499,704

Cash flows from investing activities:
Purchases of property and equipment	(190,102)	(189,712)
Acquisition of Outward, Inc., net of cash received	—	(80,528)
Other	2,203	480

Net cash used in investing activities	(187,899)	(269,760)

Cash flows from financing activities:
Repurchases of common stock	(295,304)	(196,179)
Payment of dividends	(140,325)	(135,010)
Borrowings under revolving line of credit	60,000	170,000
Repayments of borrowings under revolving line of credit	(60,000)	(170,000)
Tax withholdings related to stock-based awards	(14,437)	(18,130)
Proceeds from issuance of long-term debt	—	300,000
Debt issuance costs	—	(1,191)
Other	—	(1,197)

Net cash used in financing activities	(450,066)	(51,707)

Effect of exchange rates on cash and cash equivalents	797	(1,814)
Net increase (decrease) in cash and cash equivalents	(51,182)	176,423
Cash and cash equivalents at beginning of year	390,136	213,713

Cash and cash equivalents at end of year	$338,954	$390,136

Exhibit 1

4th Quarter GAAP to Non-GAAP Reconciliation*

(unaudited)

(Dollars in thousands, except per share data)

Fourteen Weeks Ended February 3, 2019

	GAAP Basis (as reported)	Outward-related[1]	Employment- related expense[2]	Tax legislation[3]	Impairment and early termination charges[4]	Non-GAAP Basis
Net revenues	$1,836,436	$(842)	—	—	—	$1,835,594
Gross profit	709,923	324	—	—	$767	711,014
% of Revenues	38.7%					38.7%
Selling, general and administrative expenses	509,070	(6,918)	$(2,543)	$(269)	(5,995)	493,345
% of Revenues	27.7%					26.9%
Operating income	200,853	7,242	2,543	269	6,762	217,669
% of Revenues	10.9%					11.9%
Earnings before income taxes	199,220	7,245	2,543	269	6,762	216,039
Income taxes	43,882	846	584	(254)	1,588	46,646
Tax rate	22.0%					21.6%
Net earnings	$155,338	$6,399	$1,959	$523	$5,174	$169,393
Diluted EPS	$1.93	$0.08	$0.02	$0.01	$0.06	$2.10

Thirteen Weeks Ended January 28, 2018

	GAAP Basis (as reported)	Acquisition of Outward[1]	Employment- Related Expenses[2]	Tax legislation[3]	Adoption of new accounting rules[5]	Non-GAAP Basis
Selling, general and administrative expenses	$447,233	$(5,859)	$(2,907)	—	—	$438,467
% of Revenues	26.6%					26.1%
Operating income	198,940	6,209	2,907	—	—	208,056
% of Revenues	11.8%					12.4%
Earnings before income taxes	198,542	6,209	2,907	—	—	207,658
Income taxes	102,782	1,842	(862)	$(41,531)	$1,686	65,641
Tax rate	51.8%					31.6%
Net earnings	$95,760	$4,367	$2,045	$41,531	$(1,686)	$142,017
Diluted EPS	$1.13	$0.05	$0.02	$0.49	$(0.02)	$1.68

*	Per share amounts may not sum across due to rounding to the nearest cent per diluted share

Exhibit 1 (continued)

Fiscal Year GAAP to Non-GAAP Reconciliation*

(unaudited)

(Dollars in thousands, except per share data)

Fifty-Three Weeks Ended February 3, 2019

	GAAP Basis (as reported)	Outward-related[1]	Employment- related expense[2]	Tax legislation[3]	Impairment and early termination charges[4]	Adoption of new accounting rules[5]	Non-GAAP Basis
Net revenues	$5,671,593	$(3,353)	—	—	—	—	$5,668,240
Gross profit	2,101,013	1,051	—	—	$1,676	—	2,103,740
% of Revenues	37.0%						37.1%
Selling, general and administrative expenses	1,665,060	(24,110)	$(7,988)	$(269)	(11,510)	—	1,621,183
% of Revenues	29.4%						28.6%
Operating income	435,953	25,161	7,988	269	13,186	—	482,557
% of Revenues	7.7%						8.5%
Earnings before income taxes	429,247	25,174	7,988	269	13,186	—	475,864
Income taxes	95,563	4,668	1,933	4,124	3,180	$(1,146)	108,322
Tax rate	22.3%						22.8%
Net earnings	$333,684	$20,506	$6,055	$(3,855)	$10,006	$1,146	$367,542
Diluted EPS	$4.05	$0.25	$0.07	$(0.05)	$0.12	$0.01	$4.46

Fifty-Two Weeks Ended January 28, 2018

	GAAP Basis (as reported)	Acquisition of Outward[1]	Severance- Related Expenses[2]	Tax legislation[3]	Adoption of new accounting rules[5]	Non-GAAP Basis
Selling, general and administrative expenses	$1,477,900	$(5,859)	$(8,612)	—	—	$1,463,429
% of Revenues	27.9%					27.7%
Operating income	453,811	6,209	8,612	—	—	468,632
% of Revenues	8.6%					8.9%
Earnings before income taxes	452,439	6,209	8,612	—	—	467,260
Income taxes	192,894	1,842	2,833	$(41,531)	$257	156,295
Tax rate	42.6%					33.5%
Net earnings	$259,545	$4,367	$5,779	$41,531	$(257)	$310,965
Diluted EPS	$3.02	$0.05	$0.07	$0.48	$0.00	$3.61

*	Per share amounts may not sum across due to rounding to the nearest cent per diluted share

Exhibit 1 (continued)

Reconciliation of GAAP to Non-GAAP Operating Margin By Segment**

	E-commerce		Retail		Unallocated		Total
In thousands	Q4 2018	Q4 2017	Q4 2018	Q4 2017	Q4 2018	Q4 2017	Q4 2018	Q4 2017
Net revenues	$1,002,226	$877,109	$834,210	$802,801	—	—	$1,836,436	$1,679,910
Outward-related[1]	(842)	(408)	—	—	—	—	(842)	(408)
Non-GAAP net revenues	1,001,384	876,701	834,210	802,801	—	—	1,835,594	1,679,502

Net revenue growth	14.3%		3.9%				9.3%
Non-GAAP net revenue growth	14.2%		3.9%				9.3%
GAAP operating income (expense)	211,347	189,483	116,035	125,498	$(126,529)	$(116,041)	200,853	198,940
GAAP operating margin	21.1%	21.6%	13.9%	15.6%	(6.9)%	(6.9)%	10.9%	11.8%

Outward-related[1]	5,842	3,309	—	—	1,400	2,900	7,242	6,209
Employment-related expense[2]	—	—	—	—	2,543	2,907	2,543	2,907
Tax legislation[3]	—	—	—	—	269	—	269	—
Impairment and Early Termination Charges[4]	—	—	5,834	—	928	—	6,762	—
Non-GAAP operating income (expense)	$217,189	$192,792	$121,869	$125,498	$(121,389)	$(110,234)	$217,669	$208,056
Non-GAAP operating margin	21.7%	22.0%	14.6%	15.6%	(6.6)%	(6.6)%	11.9%	12.4%

	FY 18	FY 17	FY 18	FY 17	FY 18	FY 17	FY 18	FY 17
Net revenues	$3,082,064	$2,778,457	$2,589,529	$2,513,902	—	—	$5,671,593	$5,292,359
Outward-related[1]	(3,353)	(408)	—	—	—	—	(3,353)	(408)
Non-GAAP net revenues	3,078,711	2,778,049	2,589,529	2,513,902	—	—	5,668,240	5,291,951

Net revenue growth	10.9%		3.0%				7.2%
Non-GAAP net revenue growth	10.8%		3.0%				7.1%
GAAP operating income (expense)	643,592	599,491	217,070	224,608	$(424,709)	$(370,288)	435,953	453,811
GAAP operating margin	20.9%	21.6%	8.4%	8.9%	(7.5)%	(7.0)%	7.7%	8.6%

Outward-related[1]	19,629	3,309	—	—	5,532	2,900	25,161	6,209
Employment-related expense[2]	—	—	—	—	7,988	8,612	7,988	8,612
Tax legislation[3]	—	—	—	—	269	—	269	—
Impairment and Early Termination Charges[4]	493	—	11,765	—	928	—	13,186	—
Non-GAAP operating income (expense)	$663,714	$602,800	$228,835	$224,608	$(409,992)	$(358,776)	$482,557	$468,632
Non-GAAP operating margin	21.6%	21.7%	8.8%	8.9%	(7.2)%	(6.8)%	8.5%	8.9%

**	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.

SEC Regulation G – Non-GAAP Information

These tables include non-GAAP revenues, gross profit, SG&A, operating income, operating margin, earnings before income taxes, income taxes, effective tax rate, net earnings and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Notes to Exhibit 1:

1

During Q4 18 and FY18, we incurred approximately $7.2 million and $25.2 million of expense, respectively, primarily associated with acquisition-related compensation expense, amortization of intangible assets, as well as the operations of Outward, Inc. During Q4 17 and FY17, we incurred approximately $6.2 million of Outward-related expense.

2

During Q4 18 and FY18, we incurred approximately $2.5 million and $8.0 million, respectively, of employment-related expense primarily associated with a one-time special equity grant. During Q4 17 and FY 17, we incurred approximately $2.9 million and $8.6 million, respectively, for severance-related reorganization expenses primarily in our corporate functions.

3

During Q4 18 and FY18, we incurred approximately $0.3 million in expenses and $4.1 million tax benefit, respectively, associated with tax legislation changes. In FY17, we incurred $41.5 million of provisional income tax expense associated with tax legislation changes.

4	During Q4 18 and FY18, we incurred approximately $6.8 million and $13.2 million of expense, respectively, primarily associated with store impairment and early lease termination charges.
5

In FY 18, we recorded approximately $1.1 million associated with the adoption of accounting rules related to stock-based compensation. During Q4 17 and FY17, we recorded a tax benefit of approximately $1.7 million and $0.3 million, respectively, associated with the adoption of new accounting rules related to stock-based compensation.

Return on Invested Capital (“ROIC”)

We believe ROIC is a useful financial measure for investors in evaluating the efficient and effective use of capital, and is an important component of long-term shareholder return. We define ROIC as non-GAAP net operating profit after tax (NOPAT), divided by our average invested capital. NOPAT is defined as non-GAAP operating income, plus rent expense, less estimated taxes at the company’s effective tax rate. Average invested capital is defined as the two-year average of total assets less current liabilities, plus annual rental expense multiplied by 6, less cash in excess of $200 million.

ROIC is not a measure of financial performance under GAAP, and should be considered in addition to, and not as a substitute for other financial measures prepared in accordance with GAAP. Our method of determining ROIC may differ from other companies’ methods and therefore may not be comparable.

Exhibit 2

ASU No. 2014-09 Impact of Adoption

(unaudited)

(Dollars in thousands)

	Q4 2018 GAAP As Reported	ASU 2014-09 Adjustment	Q4 2018 GAAP As Adjusted
Net revenues	$1,836,436	$(1,784)	$1,834,652
Cost of goods sold	1,126,513	5,117	1,131,630
Gross profit	709,923	(6,901)	703,022
Selling, general and administrative expenses	509,070	(15,262)	493,808
Operating income	$200,853	$8,361	$209,214